                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT AUDITORS

Boyd Gaming Corporation and Subsidiaries:

We consent to the incorporation by reference in this Registration Statement of Boyd Gaming Corporation (the "Company") on Form S-8 of our report dated February 15, 1999 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP
-------------------------------
DELOITTE & TOUCHE LLP

Las Vegas, Nevada
June 2, 1999